[GREATER ATLANTIC FINANCIAL CORP. LETTERHEAD]

Contact:
-------
David Ritter
(703) 390-0344

                        GREATER ATLANTIC FINANCIAL CORP.
                              ANNOUNCES RECEIPT OF
                           NASDAQ NOTICE OF DELISTING

         Reston, Virginia - February 21, 2007. Greater Atlantic Financial Corp. (Nasdaq: GAFC) (the "Company"), the holding company for Greater Atlantic Bank (the "Bank"), announced today that on February 20, 2007, it received a letter from The Nasdaq Stock Market advising that the Nasdaq Listing Qualifications Panel had determined to delist the shares of the Company from the Nasdaq Global Market, and will suspend trading of the Company's shares effective Thursday, February 22, 2007.

         As previously reported, on February 6, 2007, the Company was notified that the Company's failure to maintain the minimum of $10,000,000 stockholders' equity requirement for continued listing on the Nasdaq Global Market, as set forth in Marketplace Rule 4450 (a)(3), served as an additional basis for delisting the Company's shares from the Nasdaq Global Market. In its SEC Form 10-K for the period ended September 30, 2006, filed on January 31, 2007, the Company reported stockholders' equity of $8,850,000. Because of the $1,150,000 deficiency in stockholders' equity, the Company did not make a presentation to the Panel to consider the Company's continued listing on the Nasdaq Global Market or to transfer its listing to the Nasdaq Capital Market.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.